UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on February 16, 2005, as follows:

CLEVELAND-CLIFFS TO DECLARE ITS TAKEOVER OFFER FOR PORTMAN UNCONDITIONAL IF ITS INTEREST EXCEEDS 51% BY MARCH 1, 2005

Cleveland, Ohio—February 16, 2005—Cleveland-Cliffs Inc (NYSE:CLF) today announced that its offer to acquire all of the shares in Portman Limited (Portman), made through its wholly owned subsidiary Cleveland-Cliffs Australia Pty Limited, will be declared free of all conditions if its relevant interest in Portman shares exceeds 51% (by number) by 5:00 p.m. (Sydney time) on Tuesday, March 1, 2005. The Company also stated that it was extending the offer period under the offer to 7:00 p.m. (Perth time) on Friday, March 11, 2005 (unless further extended or withdrawn).

In addition to this, on February 14, 2005, Cleveland-Cliffs received advice from the Treasurer that there are no objections to the transaction in terms of the Government’s foreign investment policy.

"We believe our offer remains very attractive for Portman shareholders and note the announcement made last week by the Portman board where they reaffirmed their unanimous recommendation of the Cleveland-Cliffs offer in the absence of a superior offer," Cleveland-Cliffs Chairman and Chief Executive Officer John Brinzo said.

"We also note Mr. Jones’ statement that the Portman board is not aware of any other potential counter offer.

"Our offer represents Cleveland-Cliffs’ optimistic view of the value of Portman shares based on Cleveland-Cliffs’ expectations of iron ore prices over the anticipated Portman mine lives," Brinzo concluded.

For further information please call:

CLEVELAND-CLIFFS

Media - Australia
Kate Kerrison
Kate Kerrison + Company
(0413) 946 704
kate@katekerrison.com.au

Financial Community – Australia
Wayne Seabrook
Wilson HTM
(02) 8247 6600
wayne.seabrook@wilsonhtm.com.au

Media – United States
Dana Byrne
Cleveland-Cliffs
Vice President – Public Affairs
+1 (216) 694 4870

Financial Community – United States
Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694.5459

www.cleveland-cliffs.com
www.Portman.com.au

References in this news release to "Cleveland-Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Actual results may differ materially from statements for a variety of factors, such as changes in demand and/or prices for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand and/or pricing, due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron (affecting estimated pellet sales, mine operations, or projected liquidity requirements); changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability of planned capacity expansions to achieve expected additional production; increases in the cost or length of time required to complete the expansions; failure to receive required environmental permits for or otherwise implement planned capital expansions; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; the success of the Company in identifying and realizing growth opportunities; the Company’s ability to continue to pay quarterly cash dividends in such amounts as the Directors may determine in light of other uses for such funds; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

BACKGROUND ON CLEVELAND-CLIFFS INC

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, U.S.A., is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

Today, Cleveland-Cliffs' six North American pellet plants account for 45 percent of North American capacity and production for its own account amounts to 28 percent of North American capacity.

Cleveland-Cliffs has cash totaling approximately US$400 million (approximately A$500 million) and no debt. In addition, the Company has a commitment for a US$100 million revolving credit facility (all of which is undrawn) to supplement the all-cash acquisition.

BACKGROUND ON PORTMAN MINING LIMITED

Portman Limited, an independent iron ore mining and exploration company, is Australia’s third largest producer of iron ore. The company services the Asian iron ore markets with direct-shipping fines and lump ore from its 100%-owned Koolyanobbing Iron Ore Project, and its 50% joint-venture interest in the Cockatoo Island Iron Ore Project, both located in Western Australia. Portman’s current annualized production is approximately six million tons per year and it currently has an A$55 million project underway that is expected to increase production to eight million tons per year by 2006. The expanded level of production is fully committed to steel companies in China and Japan for the next several years.

Portman’s reserves currently total 94.6 million tonnes, with the Koolyanobbing Project slated to produce for the next 13 years. Additionally, Portman has an active exploration program underway to increase reserves. Portman’s revenues for the year ended December 31, 2004, are estimated to be approximately A$200 million, or approximately US$156 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

February 17, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary